As filed with the Securities and Exchange Commission on May 4, 2005.
                           Registration No. 333 -____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933

                            NORTHWESTERN CORPORATION

                                      d/b/a

                               NORTHWESTERN ENERGY
               (Exact name of issuer as specified in its charter)


               Delaware                                 46-0172280
       (State of Incorporation)             (IRS Employer Identification Number)

                              125 S. Dakota Avenue
                         Sioux Falls, South Dakota 57104
                    (Address of Principal Executive Offices)

             NorthWestern Corporation 2005 Long-Term Incentive Plan
                            (Full title of the Plan)

                                 Thomas J. Knapp
                                 General Counsel
                            NorthWestern Corporation
                              125 S. Dakota Avenue
                         Sioux Falls, South Dakota 57104
                                 (605) 978-2930
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE



     Title of securities            Amount to be          Proposed maximum           Proposed max.         Amount of
       to be registered              registered          offering price per       aggregate offering     registration
    Shares of Common Stock          700,000 (1)               share                     price                 fee
                                                             $27.95 (2)               $19,565,000           $2,302.80


(1) Represents shares of common stock reserved for awards under the NorthWestern Corporation 2005 Long-Term Incentive Plan which may be issued under that plan to NorthWestern Corporation employees, directors, or advisors.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based on the average high and low prices of the common stock as quoted on the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market on May 3, 2005, which is within five business days prior to the date of filing of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation by Reference

     (i) NorthWestern Corporation's (the "Registrant") Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission (the "Commission") on March 14, 2005;

     (ii) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A12G, as filed with the Commission on November 2, 2004, and any amendment or report filed for the purpose of updating such description; and

     (iii) The Registrant's Current Reports on Forms 8-K subsequent to December 31, 2004, and up to and including the date of filing of this Registration Statement.

         In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

         You may contact the Registrant to request copies of these filings as follows:

         NorthWestern Corporation
         Attn: Thomas J. Knapp, Esq., General Counsel
         125 S. Dakota Avenue
         Sioux Falls, South Dakota  57104
         Telephone: (605) 978-2930.


Item 4. Description of Securities

Not applicable.


Item 5.  Interests of Named Experts and Counsel

Not applicable.


Item 6. Indemnification of Directors and Officers

         The Articles of Incorporation and the By-Laws of the Registrant provide for indemnification by the Registrant of each of its directors and officers (and of those appointed by the Registrant to serve as directors or officers of other entities), to the fullest extent permitted by Delaware law, for liability (including, for example, liability arising under the Securities Act of 1933, as amended (the "Securities Act")) of such director or officer arising by reason of his or her status as a director or officer of the Registrant (or of such other entity, as the case may be), provided that he or she has acted in a good faith and reasonable belief that he or she acted in the Registrant's best interests. The


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


Registrant will also advance expenses prior to final disposition of an action, suit or proceeding upon the receipt of an undertaking by the director or officer to repay such amount if such director or officer is not entitled to indemnification.

         The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.


Item 7. Exemption from Registration Claimed

         Not applicable.


Item 8. Exhibits


Exhibit
No.       Description
---       -----------

2.1       NorthWestern Corporation 2005 Long-Term Incentive Plan.*

4.1 Amended and Restated Certificate of Incorporation of NorthWestern Corporation, dated October 15, 2004 (incorporated by reference to
          Exhibit 3.2 of the Registrant's Registration Statement on Form S-8 filed with the Commission on January 31, 2005 (SEC File No. 122428)).

4.2 Amended and Restated Bylaws of NorthWestern Corporation, a Delaware Corporation, dated October 15, 2004 (incorporated by reference to
          Exhibit 3.3 of the Registrant's Registration Statement on Form S-8 filed with the Commission on January 31, 2005 (SEC File No. 122428)).

4.3 Specimen Share Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 filed with the Commission on January 31, 2005 (SEC File No. 122428)).

5.1 Opinion of NorthWestern Corporation's General Counsel (Thomas J. Knapp, Esq.) regarding the legality of the restricted Common Shares being registered.*

23.1      Consent of Deloitte & Touche LLP.*

23.2      Consent of NorthWestern Corporation (included in Exhibit 5.1).*

24.1      Power of Attorney (included on signature page hereto).*

* Filed Herewith


Item 9. Undertakings

(a)  NorthWestern hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;


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


           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on this 1st day of May 2005.

                                        NorthWestern Corporation
                                        By:    /s/ Michael J. Hanson
                                               ---------------------------------
                                               Name:  Michael J. Hanson
                                               President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Michael J. Hanson the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                Title                                  Date
---------                                -----                                  ----

/s/ Michael J. Hanson                    President                              May 1, 2005
-----------------------
Michael J. Hanson

/s/ Brian B. Bird                        Chief Financial Officer                April 28, 2005
-----------------------
Brian B. Bird

/s/ Kendall G. Kliewer                   Controller                             April 28, 2005
-----------------------
Kendall G. Kliewer

/s/ E. Linn Draper, Jr.                  Chairman of the Board of Directors     April 28, 2005
-----------------------
E. Linn Draper, Jr.

/s/ Jon S. Fossel                        Director                               April 29, 2005
-----------------------
Jon S. Fossel


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




/s/ Julia L. Johnson                     Director                               April 29, 2005
-----------------------
Julia L. Johnson

/s/ Corbin A. McNeill, Jr.               Director                               April 28, 2005
-----------------------
Corbin A. McNeill, Jr.



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


                                INDEX TO EXHIBITS


Exhibit
No.       Description
---       -----------

2.1       NorthWestern Corporation 2005 Long-Term Incentive Plan.*

4.1 Amended and Restated Certificate of Incorporation of NorthWestern Corporation, dated October 15, 2004 (incorporated by reference to
          Exhibit 3.2 of the Registrant's Registration Statement on Form S-8 filed with the Commission on January 31, 2005 (SEC File No. 122428)).

4.2 Amended and Restated Bylaws of NorthWestern Corporation, a Delaware Corporation, dated October 15, 2004 (incorporated by reference to
          Exhibit 3.3 of the Registrant's Registration Statement on Form S-8 filed with the Commission on January 31, 2005 (SEC File No. 122428)).

4.3 Specimen Share Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 filed with the Commission on January 31, 2005 (SEC File No. 122428)).

5.1 Opinion of NorthWestern Corporation's General Counsel (Thomas J. Knapp, Esq.) regarding the legality of the restricted Common Shares being registered.*

23.1      Consent of Deloitte & Touche LLP.*

23.2      Consent of NorthWestern Corporation (included in Exhibit 5.1).*

24.1      Power of Attorney (included on signature page hereto).*

* Filed Herewith


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